Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-129846) pertaining to Savings Banks Employees Retirement Association 401(k) Plan as adopted by Legacy Banks, of our report dated June 21, 2006, with respect to the financial statements and schedules of the Savings Banks Employees Retirement Association 401(k) Plan as adopted by Legacy Banks, included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Parent, McLaughlin & Nangle
Certified Public Accountants, Inc.

June 21, 2006

Boston, MA